EXHIBIT 99.10

SECOND EXTENSION AGREEMENT

        THIS SECOND EXTENSION AGREEMENT (the “Agreement”), is made as of this 28th day of April, 2006 (the “Effective Date”) by and among the Zant Group Trust (the “Zant Trust”), and GoSolutions, Inc., a Florida Corporation (“GSI”).

RECITALS

        A.       On September 1, 2001, GSI executed and delivered a draw note to the Zant Trust in the principal amount of $500,000, said instrument evidenced by GSI’s Note No. N-02 of even date (the “Note”); and

        B.       On September 10, 2002, GSI and the Zant Trust entered into an extension agreement of the Note (the “Extension Agreement”); and

        C.       Zant Trust has requested that GSI modify the repayment schedule under the Note, as modified by the Extension Agreement, and further amend the payment terms set forth in Paragraph 2 of the Note; and

        D.       The parties to this Agreement each agree that the Note and the Extension Agreement shall be modified in the manner set forth herein but that, in all other respects and as to all other terms and conditions thereof, the Note is ratified and confirmed.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

        1.       GSI hereby represents and warrants to the Zant Trust that, as of the date of this Agreement, the Recitals contained in this Agreement are true and correct in all respects, to the best of the knowledge of each.

        2.       Paragraph 2 of the Note is hereby deleted in its entirety and is replaced with the following:

This Note shall accrue interest and no payment thereon shall be due Lender until March 1, 2003; thereafter, Issuer shall pay Lender interest only payments, with the first such interest payment being due on March 1, 2003, and a like amount on the first day of each month thereafter until March 1, 2004. Commencing on March 1, 2004, Issuer shall thereafter pay Lender monthly principal installments of $10,312.50, plus accrued interest with the first such payment being due on March 1, 2004, and a like amount on the first day of each month thereafter until June 1, 2006. Commencing on June 1, 2006, Issuer shall pay Lender monthly principal installments of approximately $54,140.63, plus accrued interest with the first such payment being due on June 1, 2006, and a like amount on the first day of each month thereafter until September 1, 2006 (“Maturity Date”) (on which date the full amount of this Note and accrued interest shall be fully paid). All payments shall be first applied to accrued interest and the balance to principal. Notwithstanding anything to the contrary herein, Lender’s right to payment in accordance with the above terms remains subject to Issuer’s continuing right of pre-payment.

        4.        The Zant Trust hereby waives any and all prior defaults by GSI under the Note through the Effective Date of this Agreement. Such waiver shall not apply to any default by GSI under the Note subsequent to the Effective Date hereof.

        5.        This Agreement shall be binding upon and inure to the benefit of the Parties, their successors and assigns.

        6.        This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to its conflicts of laws principles. The parties submit to the exclusive jurisdiction of the Florida state courts located in Pinellas County or the Federal courts located in the Middle District of Florida, Tampa, and each party hereby waives any objection to the proper venue of such courts.

        7.        This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument. Delivery of executed counterparts of this Agreement by facsimile shall constitute delivery of valid and binding signed copies hereof.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

WITNESS:	GOSOLUTIONS, INC.

	By:	/s/ Thor R. Bendickson
Thor R. Bendickson, President/CEO

WITNESS:	ZANT GROUP TRUST

	By:	/s/ Louis J. Zant
its Grantor, Louis J. Zant

WITNESS:	ZANT GROUP TRUST

	By:	/s/ Louis J. Zant
its Beneficiary, Louis J. Zant